EXHIBIT 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS AND OTHER DATA

On April 1, 2021 (the “Closing Date”), Northern Oil and Gas, Inc. (the “Company”) completed its previously announced acquisition (the “Reliance Acquisition”) of certain oil and gas properties, interests and related assets pursuant to that certain purchase and sale agreement (the “PSA”), dated as of February 3, 2021, by and between the Company and Reliance Marcellus, LLC (“Reliance”). In connection with the entry into the PSA, on February 3, 2021, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with an unaffiliated third party, Arch Investment Partners, LLC (“Arch”). Pursuant to the Cooperation Agreement, the Company assigned an undivided 30% interest in and to the PSA, including the right to acquire an equivalent share of all assets transferred under the PSA, to Arch, with Arch assuming the obligation to fund 30% of the aggregate cash purchase price payable to Reliance under the PSA. As a result, on the Closing Date, the Company acquired an undivided 70% interest in the assets transferred under the PSA (the “Acquired Assets”). In accordance with the PSA and the Cooperation Agreement, the Company paid closing consideration to Reliance with respect of the Acquired Assets consisting of $120.9 million in cash (which included a $17.5 million cash deposit previously paid by the Company upon the execution of the PSA and held in escrow in accordance with the terms of the PSA) and 3,250,000 common stock warrants. The cash portion of the consideration is net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between the Company and Reliance. At closing of the Reliance Acquisition, the Acquired Assets acquired by the Company consisted of approximately 95.3 net producing wells and 24.9 net wells in progress, as well as approximately 61,712 net acres in Pennsylvania.

The following unaudited pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 (“Article 11”). The unaudited pro forma financial statements of the Company are adjusted to give pro forma effect to the Reliance Acquisition and the public offering of 12,500,000 shares of common stock, par value $0.001 per share, of the Company, of which approximately 90% was used to fund the Reliance Acquisition (the “Equity Offering”). In accordance with Article 11, the historical financial statements may be adjusted in the unaudited pro forma financial statements to give pro forma effect to provide for “Transaction Accounting Adjustments” reflecting only the application of required accounting for the transaction. The Company has not included any Management Adjustments as defined under Release No. 33-10786.

The following unaudited pro forma financial statements present (i) our unaudited pro forma balance sheet as of December 31, 2020 and (ii) our unaudited pro forma statement of operations for the year ended December 31, 2020. The unaudited pro forma balance sheet has been developed by applying pro forma adjustments to our historical balance sheet to give effect to the Reliance Acquisition and Equity Offering as if they had occurred on December 31, 2020. The unaudited pro forma statements of operations have been developed by applying pro forma adjustments to our historical statements of operations to give effect to the Reliance Acquisition and Equity Offering as if it had occurred on January 1, 2020.

NORTHERN OIL AND GAS, INC.

UNAUDITED PRO FORMA BALANCE SHEET (UNAUDITED)

12/31/2020

(In thousands, except share and par value data)	Historical Northern Oil and Gas, Inc.	Financing Adjustments	Reliance Acquisition Adjustments		Pro Forma Combined
Assets

Current Assets:
Cash and cash equivalents	$1,428	$120,175	$(120,852	)(a),(c)	$751
Accounts receivable, net	71,015	—	—		71,015
Advances to operators	476	—	—		476
Prepaid expenses and other current assets	1,420	—	—		1,420
Derivative Instruments	51,290	—	—		51,290
Income tax receivable	—	—	—		—

Total current assets	125,629	120,175	(120,852)		124,952

Oil and Natural Gas Properties, Full Cost Method of Accounting:
Proved properties	4,393,533	—	140,076	(b)	4,533,609
Unproved properties	10,031	—	11,288	(b)	21,319
Other property and equipment	2,451	—	—		2,451
Less accumulated depreciation, depletion, amortization and impairment	(3,670,811)	—	—		(3,670,811)

Oil and natural gas properties, net	735,204	—	151,364		886,568

Other Assets:
Deferred income taxes	—	—	—		—
Derivative Instruments	111	—	—		111
Acquisition Deposit	—	—	—		—
Other noncurrent assets, net	11,145	—	—		11,145

Total Assets	$872,089	$120,175	$30,512		$1,022,776

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities:

Accounts payable	$35,803	—	—		35,803
Accrued liabilities	68,673	—	—		68,673
Accrued interest	8,341	—	—		8,341
Derivative instruments	3,078	—	—		3,078
Contingent Consideration	493	—	—		493
Current Portion of Long-Term Debt	65,000	—	—		65,000
Other Current Liabilities	1,087	—	—		1,087

Total current liabilities	182,475	—	—		182,475

Long-Term Liabilities:
Long-term debt, net	879,843	—	—		879,843
Derivative instruments	14,659	—	—		14,659
Contingent Consideration	—	—	—		—
Asset retirement obligations, net of current portion	18,366	—	—		18,366
Other noncurrent liabilities	50	—	—		50

Total Liabilities	1,095,393	—	—		1,095,393

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Preferred stock, par value $.001; 5,000,000 authorized; 2,218,732 Shares Outstanding at 12/31/2020	2	—	—		2
Common stock, par value $.001; 135,000,000 authorized; 45,908,779 Shares Outstanding at 12/31/2020	448	13	—	(a),(c)	461
Member’s Equity			—		—
Additional paid-in capital	1,556,602	120,162	30,512	(a),(c)	1,707,276
Accumulated deficit	(1,780,356)	—	—		(1,780,356)

Total stockholders’ equity	(223,304)	120,175	30,512		(72,617)

Total Liabilities and Stockholders’ Equity (Deficit)	$872,089	$120,175	$30,512		$1,022,776

See notes to unaudited pro forma combined financial statements

NORTHERN OIL AND GAS, INC.

PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

	For the Year Ended December 31, 2020
(In thousands, except share and per share data)	Historical Northern Oil and Gas	Historical Reliance	Reliance Acquisition Adjustments		Pro Forma Combined
REVENUES
Oil and Gas Sales	$324,052	$39,533	—		$363,585
Gain (Loss) on Derivative Instruments, Net	228,141	—	—		228,141
Other Revenue	17	—	—		17

Total Revenues	552,210	39,533	—		591,743

OPERATING EXPENSES
Production Expenses	116,336	3,957	22,667	(h)	142,960
Other Direct Expenses	—	22,667	(22,667	)(h)	—
Production Taxes	29,783	1,773	—		31,556
General and Administrative Expenses	18,546	—	5,376	(g)	23,922
Impairment Expense	1,066,668	—			1,066,668
Depletion, Depreciation, Amortization, and Accretion	162,120	—	9,189	(d)	171,309

Total Expenses	1,393,453	28,397	14,565		1,436,415

INCOME (LOSS) FROM OPERATIONS	(841,243)	11,136	(14,565)		(844,672)

OTHER INCOME AND EXPENSE
Interest Expense, Net of Capitalization	(58,503)	—	—		(58,503)
Write-Off of Debt Issuance Costs	(1,543)	—	—		(1,543)
Gain (Loss) on Unsettled Interest Rate Derivatives	—	—	—		—
Loss on Unsettled Interest Rate Derivatives	(1,019)	—	—		(1,019)
Loss on the Extinguishment of Debt	(3,718)	—	—		(3,718)
Contingent Consideration Gain/(Loss)	(169)	—	—		(169)
Financing Expense	—	—	—		—
Other Income (Expense)	(12)	—	—		(12)

Total Other Income (Expense)	(64,964)	—	—		(64,964)

INCOME (LOSS) BEFORE TAXES	(906,207)	11,136	(14,565)		(909,636)
					—
INCOME TAX BENEFIT	(166)	—	—	(f)	(166)

NET INCOME (LOSS)	$(906,041)	$11,136	$(14,565)		$(909,470)

Cumulative Preferred Stock Dividend	(15,266)	—	—		(15,266)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(921,307)	$11,136	$(14,565)		$(924,736)

Net Income (Loss) Per Common Share - Basic	$(21.55)				$(16.33)
Net Income (Loss) Per Common Share - Diluted	$(21.55)				$(16.33)
Weighted Average Shares Outstanding - Basic	42,744,639	—	12,937,500	(e)	55,682,139
Weighted Average Shares Outstanding - Diluted	42,744,639	—	12,937,500	(e)	55,682,139

See notes to unaudited pro forma combined financial statements

Note 1. Basis of Pro Forma Presentation

These financial statements present our unaudited pro forma balance sheet as of December 31, 2020 and unaudited pro forma statement of operations for the year ended December 31, 2020. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements to give effect to the Reliance Acquisition and Equity Offering.

The unaudited pro forma financial statements have been prepared in accordance with Article 11.

The unaudited pro forma financial statements are for illustrative and informational purposes only and are not intended to represent or be indicative of what our results of operations would have been had the Reliance Acquisition occurred as of or on the dates indicated. The unaudited pro forma financial statements also should not be considered representative of our future results of operations.

The pro forma adjustments related to the Reliance Acquisition are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable and are subject to change. Accordingly, these pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma financial statements and our future results of operations.

The unaudited pro forma financial statements have been derived from and should be read together with:

•	the accompanying notes to the unaudited pro forma financial statements;

•	our historical financial statements and the related notes contained in the Company’s Annual Report on Form 10-K for the year ended December 31 2020; and

•	the historical statement of revenues and direct operating expenses for the Acquired Assets for the year ended December 31, 2020 included in Exhibit 99.2 of this Amendment No. 1 on Form 8-K/A.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma statement of operations are based on the weighted average number of the Company shares outstanding, assuming the Reliance Acquisition occurred at the beginning of the earliest period presented.

The pro forma adjustments related to the purchase price allocation of the Reliance Acquisition are preliminary and are subject to revisions as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts. The pro forma adjustments related to the Reliance Acquisition reflect the fair values of the assets acquired as of April 1, 2021 (the closing date of the transaction). The pro forma adjustments do not necessarily reflect the fair values that would have been recorded if the acquisition had occurred on January 1, 2020.

Note 2. Estimated Consideration and Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair value of the Acquired Assets. Using the total consideration for the Reliance Acquisition, the Company has estimated the allocation to such assets. The following table summarizes the allocation of the preliminary purchase price as of the transaction’s closing date, April 1, 2021 (in thousands):

Proved and Unproved Properties		$151,364
Cash purchase consideration from
Equity Offering Proceeds	$120,852
Fair Value of Warrants	30,512

Total purchase consideration		$151,364

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and statement of operation. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation is expected to be completed when the Company files its report on Form 10-Q for the quarter ended September 30, 2021 and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include changes in fair values of property, plant and equipment.

Note 3. Pro Forma Adjustments and Assumptions

The accompanying unaudited pro forma financial statements reflect the following pro forma adjustments:

(a)

Represents the estimated purchase price consideration for the Reliance Marcellus, LLC Acquisition totaling $151.3 million, which consist of: (i) 3,250,000 warrants to purchase common stock with an exercise price of $14.00 per warrant and a total estimated fair value of $30.5 million and; (ii) cash purchase consideration of $120.9 million from equity offering proceeds.

(b)	Represents the preliminary purchase price allocation for the Reliance Acquisition of $151.3 million, consisting of $140 million of proved properties and $11.3 million of unproved properties.

(c)

Represents the 12,937,500 shares of our $0.001 par value common stock issued in exchange for cash proceeds of $120.2 million, net of issuance cost of $0.7 million, based on the $9.75 per share closing price of our common stock on the closing date to fund the Reliance Acquisition.

(d)

Represents the increase in depreciation, depletion, amortization, and accretion expense computed on a unit of production basis following the preliminary purchase price allocation to proved oil and natural gas properties, as if the Reliance Acquisition was consummated on January 1, 2020.

(e)

Represents the impact on weighted average shares outstanding of the shares issued as consideration in the Reliance Acquisition, as if the Reliance Acquisition closed and thus the shares were issued on January 1, 2020 (rather than April 1, 2021).

(f)	Represents the effective tax rate of zero, due to the pro forma taxable loss and a full valuation allowance on the deferred tax assets.

(g)	Represents acquisition costs incurred in conjunction with the Reliance Acquisition.

(h)	Represents the reclassification of direct operating expenses to conform to the presentation of the Company.

Supplemental Pro Forma Combined Oil and Natural Gas

Reserve and Standardized Measure Information (Unaudited)

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and natural gas reserves and standardized measure information of the Company and Reliance Acquisition may have appeared had the Reliance Acquisition occurred on January 1, 2020. The supplemental pro forma combined oil and natural gas reserves and standardized measure information are for illustrative purposes only. Numerous uncertainties are inherent in estimating quantities and values of proved reserves including future rates of production, exploration and development expenditures, commodity prices, and service costs which may affect the reserve volumes attributable to the Properties and the standardized measure of discounted future net cash flows.

The following tables provide a summary of the changes in estimated proved reserves for the year ended December 31, 2020, as well as pro forma proved developed and proved undeveloped reserves as of the beginning and end of the year, giving effect to the Reliance Acquisition as if it had occurred on January 1, 2020. The pro forma standardized measure does not include future income taxes attributable to Reliance because it is considered a pass-through entity for tax purposes.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Natural Gas (Mmcf)
	Historical Northern Oil and Gas	Historical Reliance	Pro Forma Combined
Proved Developed and Undeveloped Reserves at December 31, 2019	189,318	453,993	643,311
Revisions of Previous Estimates	(21,512)	—	(21,512)
Extensions, Discoveries, and Other Additions	8,308	—	8,308
Production	(16,473)	(29,801)	(46,274)

Proved Developed and Undeveloped Reserves at December 31, 2020	159,641	424,192	583,833

	Oil (Mbbl)
	Historical Northern Oil and Gas	Historical Reliance	Pro Forma Combined
Proved Developed and Undeveloped Reserves at December 31, 2019	131,754	—	131,754
Revisions of Previous Estimates	(33,289)	—	(33,289)
Extensions, Discoveries, and Other Additions	6,921	—	6,921
Production	(9,361)	—	(9,361)

Proved Developed and Undeveloped Reserves at December 31, 2020	96,025	—	96,025

	As of December 31, 2020
	Historical Northern Oil and Gas	Historical Reliance	Pro Forma Combined
Proved Reserves
Developed:
Natural Gas (Mmcf)	114,060	222,947	337,007
Oil (Mbbl)	65,135	—	65,135
Undeveloped:
Natural Gas (Mmcf)	45,581	201,245	246,826
Oil (Mbbl)	30,890	—	30,890

Total Proved Reserves
(MBOE)	122,632	70,699	193,331

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows (in thousands)
	As of December 31, 2020
	Historical Northern Oil and Gas	Historical Reliance	Pro Forma Combined
Future Cash Inflows	$3,395,670	$635,715	$4,031,385
Future Production Costs	(1,747,325)	(412,318)	(2,159,643)
Future Development Costs	(416,507)	(120,372)	(536,879)
Future Income Tax Expense	(3,273)	—	(3,273)

Future Net Cash Flows	1,228,565	103,025	1,331,590

10% Annual Discount for Estimated Timing of Cash Flows	(516,554)	(51,791)	(568,345)

Standardized Measure of Discounted Future Net Cash Flows	$712,011	$51,234	$763,245

Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows (in thousands)
	Year Ended December 31, 2020
	Historical Northern Oil and Gas	Historical Reliance	Pro Forma Combined
Standardized measure, beginning of year	$1,678,061	$60,433	$1,738,494
Sale of oil and natural gas produced, net of production costs	(177,932)	(15,242)	(193,174)
Extensions and discoveries	52,232	—	52,232
Previously estimated development costs incurred during the period	78,633	—	78,633
Net changes of prices and production costs	(815,278)	—	(815,278)
Changes in estimated future development costs	(150,991)	—	(150,991)
Revisions of quantity estimates	(280,481)	—	(280,481)
Accretion of discount	182,202	6,043	188,245
Net changes in income taxes	143,438	—	143,438
Other	2,127	—	2,127

Standardized measure, end of year	$712,011	$51,234	$763,245